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                    Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 7, 1995, with respect to the combined financial statements of Telecom Services Limited (U.S.), Inc., Telecom Services Limited (West), Inc., TSL Software Services, Inc., and TSL Management Group, Inc. included in the Registration Statement on Form S-3 and related Prospectus of Brite Voice Systems, Inc. for the registration of 1,377,401 shares of common stock.



                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                        ERNST & YOUNG LLP


MetroPark, New Jersey
February 21, 1996